EXHIBIT NO. 99.(a) 15

MFS SERIES TRUST III

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF CLASS

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the “Declaration”), of MFS Series Trust III, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Class T Shares of MFS High Income Fund, MFS Global High Yield Fund, and MFS Municipal High Income Fund, each a series of the Trust, have been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of August 19, 2020 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

Steven E. Buller	Robert J. Manning
Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199
John A. Caroselli	Clarence Otis, Jr.
John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Clarence Otis, Jr. MFS Investment Management 111 Huntington Avenue Boston, MA 02199
Maureen R. Goldfarb	Maryanne L. Roepke
Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
Peter D. Jones	Robin A. Stelmach
Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199
John P. Kavanaugh	Laurie J. Thomsen
John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
James W. Kilman, Jr.
James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199